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                                                          Exhibit 99.B(2)(G)(ii)

                             SUB-ADVISORY AGREEMENT

             ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND

     AGREEMENT made this 28th day of March 2005 between ING Investments, LLC, an Arizona limited liability company (the "Manager"), and ING Investment Management Advisors B.V., an indirect wholly owned subsidiary of ING Groep N.V., domiciled in The Hague, The Netherlands (the "Sub-Adviser").

     WHEREAS, ING Global Equity Dividend and Premium Opportunity Fund (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company;

     WHEREAS, the Trust is authorized to issue separate series, each series having its own investment objective or objectives, policies, and limitations;

     WHEREAS, the Trust may offer shares of additional series in the future;

     WHEREAS, pursuant to an Investment Management Agreement, dated March 28, 2005 (the "Management Agreement"), a copy of which has been provided to the Sub-Adviser, the Trust has retained the Manager to render advisory and management services with respect to certain of the Trust's series; and

     WHEREAS, pursuant to authority granted to the Manager in the Management Agreement, the Manager wishes to retain the Sub-Adviser to furnish investment advisory services to one or more series of the Trust, and the Sub-Adviser is willing to furnish such services to the Trust and the Manager.

     NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Manager and the Sub-Adviser as follows:

     1. APPOINTMENT. The Manager hereby appoints the Sub-Adviser to act as the investment adviser and manager to the Trust and its series set forth on SCHEDULE A hereto (together with the Trust, the "Series") for the periods and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     In the event the Trust designates one or more series (other than the Series) with respect to which the Manager wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Manager in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

     2. SUB-ADVISER DUTIES. Subject to the supervision of the Trust's Board of Trustees (the "Trustees" or the "Board") and the Manager, the Sub-Adviser will provide a continuous investment program for each Series' portfolio and determine in its discretion the composition of

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the assets of each Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Sub-Adviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of each Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest. To the extent permitted by the investment policies of each Series, the Sub-Adviser shall make decisions for the Series as to foreign currency matters and make determinations as to and execute and perform foreign currency exchange contracts on behalf of the Series. The Sub-Adviser will provide the services under this Agreement in accordance with each Series' investment objective or objectives, policies, and restrictions as stated in the Trust's Registration Statement filed with the Securities and Exchange Commission (the "SEC"), as amended, copies of which shall be sent to the Sub-Adviser by the Manager prior to the commencement of this Agreement and promptly following any such amendment. The Sub-Adviser further agrees as follows:

     (a) The Sub-Adviser will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Trustees of which the Sub-Adviser has been sent a copy, and the provisions of the Registration Statement of the Trust filed under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended, of which the Sub-Adviser has received a copy, and with the Manager's portfolio manager operating policies and procedures as in effect on the date hereof, as such policies and procedures may be revised or amended by the Manager and agreed to by the Sub-Adviser. In carrying out its duties under the Sub-Adviser Agreement, the Sub-Adviser will comply with the following policies and procedures:

          (i) The Sub-Adviser will manage each Series so that it meets the income and asset diversification requirements of Section 851 of the Internal Revenue Code.

          (ii) The Sub-Adviser will have no duty to vote any proxy solicited by or with respect to the issuers of securities in which assets of the Series are invested. The Manager may consult the Sub-Adviser from time to time for the purpose of reviewing with representatives of the Manager and/or the Trustees any proxy solicited by or with respect to the issuers of securities in which assets of the Series are invested. In making such recommendations, the Sub-Adviser shall use its good faith judgment to act in the best interests of the Series.

          (iii) In connection with the purchase and sale of securities for each Series, the Sub-Adviser will arrange for the transmission to the custodian and portfolio accounting agent for the Series on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform its administrative and record keeping responsibilities with respect to the Series. With respect to portfolio securities to be settled through the Depository Trust Company, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such trades to the Trust's custodian and portfolio accounting agent.

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          (iv)   The Sub-Adviser will assist the custodian and portfolio
accounting agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust or adopted by the Trustees, the value of any portfolio securities or other assets of the Series for which the custodian and portfolio accounting agent seeks assistance from or identifies for review by the Sub-Adviser. The parties acknowledge that the Sub-Adviser is not a custodian of the Series' assets and will not take possession or custody of such assets.

          (v) The Sub-Adviser will provide the Manager, no later than the 10th business day following the end of each Series' semi-annual period and fiscal year, a letter to shareholders (to be subject to review and editing by the Manager) containing a discussion of those factors referred to in Item 5(a) of 1940 Act Form N-1A in respect of both the prior quarter and the fiscal year to date.

          (vi) The Sub-Adviser will complete and deliver to the Manager a written compliance checklist in substantially the format as attached as SCHEDULE B, as such format may change from time to time, for each month by the 10th business day of the following month.

     (b) The Sub-Adviser will complete and deliver to the Manager by the 10th business day of each month a written report on each Series of the Trust that contains the following information as of the immediately previous month's end:

          (i) Composition of the assets of each Series' portfolio and the impact of key portfolio holdings and sector concentrations on the Series.

          (ii) Confirmation of each Series' current investment objective and Sub-Adviser's projected plan to realize the Series' investment objectives.

     (c) The Sub-Adviser will use reasonable efforts to make available to the Trust and the Manager, upon request, any of the Series' investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Manager to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act"), as well as other applicable laws. The Sub-Adviser will use reasonable efforts to furnish to regulatory authorities having the requisite authority any information or reports in the possession of the Sub-Adviser in connection with such services in respect to the Series which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

     (d) The Sub-Adviser will provide reports substantially in the format as attached as SCHEDULE C, as such format may change from time to time, to the Trust's Trustees for consideration at meetings of the Trustees on the investment program for each Series and the issuers and securities represented in each Series' portfolio, and will furnish the Trust's Trustees with respect to each Series such periodic and special reports as the Trustees and the Manager may reasonably request.

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     3. BROKER-DEALER SELECTION. The Sub-Adviser is authorized to make decisions to buy and sell securities and other investments for each Series' portfolio, broker-dealer selection, and negotiation of brokerage commission rates in effecting a security transaction. The Sub-Adviser's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the prospectus and/or statement of additional information for the Trust, and determined in consultation with the Manager, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm's risk in positioning a block of securities. Accordingly, the price to a Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Sub-Adviser in the exercise of its fiduciary obligations to the Trust, by other aspects of the portfolio execution services offered. Subject to such policies as the Trust's Trustees or Manager may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Sub-Adviser's or the Manager's overall responsibilities with respect to the Series and to their respective other clients as to which they exercise investment discretion. The Sub-Adviser may select broker-dealers that participate in commission recapture programs that benefit the Trust, subject to the Sub-Adviser's duty to obtain best execution.
To the extent consistent with these standards, the Sub-Adviser is further authorized to allocate the orders placed by it on behalf of a Series to the Sub-Adviser if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Series, the Sub-Adviser, or an affiliate of the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine consistent with the above standards, and the Sub-Adviser will report on said allocation regularly to the Trust's Trustees indicating the broker-dealers to which such allocations have been made and the basis therefore.

     4. DISCLOSURE ABOUT SUB-ADVISER. The Sub-Adviser has reviewed the most recent Post-Effective Amendment to the Registration Statement for the Trust filed with the SEC that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so

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long as this Agreement remains in effect. The Sub-Adviser will provide the
Manager with a copy of the Sub-Adviser's Form ADV, Part II at the time the Form ADV is filed with the SEC.

     5. EXPENSES. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff and for their activities in connection with its portfolio management duties under this Agreement. The Manager or the Trust shall be responsible for all the expenses of the Trust's operations. Notwithstanding the terms of this Section 5, if the Trust is required, under applicable law, to supplement the Registration Statement because of a change requested by the Sub-Adviser, the Sub-Adviser will reimburse the Trust and/or the Manager for the cost of preparing, printing and distributing such supplement, unless the Sub-Adviser is requesting the change in order to comply with an applicable law, rule or regulation.

     6. COMPENSATION. For the services provided to each Series, the Manager will pay the Sub-Adviser an annual fee equal to the amount specified for such Series in SCHEDULE A hereto, payable monthly in arrears.

     The fee will be prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. In accordance with the provisions of the Management Agreement, the Manager is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager.

     7. MARKETING MATERIALS.

     (a) During the term of this Agreement, the Sub-Adviser agrees to furnish the Manager at its principal office for prior review and approval by the Manager all written and/or printed materials, including but not limited to, PowerPoint(R) or slide presentations, news releases, advertisements, brochures, fact sheets and other promotional, informational or marketing materials (the "Marketing Materials") for public dissemination, that are produced or are for use or reference by the Sub-Adviser, its affiliates or other designees provided at Sub-Adviser's direction, in connection with the Series, and Sub-Adviser shall not use any such materials if the Manager reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Manager's right to object to such Marketing Materials is limited to the positions of such materials that expressly relate to the Manager and its affiliates, the Trust, the Series or the Sub-Adviser's services regarding the Series. Marketing Materials may be furnished to the Manager by first class or overnight mail, facsimile transmission equipment, electronic delivery or hand delivery.

     (b) During the term of this Agreement, the Manager agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, or Marketing Materials prepared for distribution to shareholders of each Series, or the public that refer to the Sub-Adviser in any way, prior to the use thereof, and the Manager shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Manager agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-

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Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Marketing Materials may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment, electronic delivery or hand delivery.

     8. COMPLIANCE.

     (a) The Sub-Adviser agrees to use reasonable compliance techniques as the Manager or the Board of Trustees may adopt, including any written or electronic compliance procedures that are reasonably designed to comply with applicable regulatory requirements.

     (b) The Sub-Adviser agrees that it shall promptly notify the Manager and the Trust (1) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that the Trust has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Sub-Adviser further agrees to notify the Manager and the Trust promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or if any statement contained therein that becomes untrue in any material respect.

     (c) The Manager agrees that it shall promptly notify the Sub-Adviser (1) in the event that the SEC has censured the Manager or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Manager's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that the Trust has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

     9. BOOKS AND RECORDS. The Trust and the Manager, or an investment adviser designated by the Manager, shall have access at all reasonable times and on reasonable notice to all records maintained by the Sub-Adviser. The Sub-Adviser agrees that it will surrender upon reasonable request to the Manager copies of records in its possession relating to the Series or the services rendered by the Sub-Adviser relating to the Series, provided that the Sub-Adviser shall keep the originals of such records to the extent necessary for the Sub-Adviser to comply with applicable laws, including Rule 31a-3 under the 1940 Act. The Sub-Adviser further agrees to preserve such records for such time periods as may be prescribed by Rule 31a-2 under the 1940 Act., provided that before disposing of any such records, Sub-Adviser will advise the Adviser and deliver the same to Manager if so requested.

     10. COOPERATION; CONFIDENTIALITY. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Trust.

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     Subject to the foregoing, the Sub-Adviser shall treat as confidential all information pertaining to the Trust and actions of the Trust, the Manager and the Sub-Adviser, and the Manager shall treat as confidential and use only in connection with the Series all information furnished to the Trust or the Manager by the Sub-Adviser, in connection with its duties under the agreement, except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means other than by disclosure by the Sub-Adviser or the Manager, or if available from a source other than the Manager, Sub-Adviser or the Trust.

     11. NON-EXCLUSIVITY. The services of the Sub-Adviser to the Series and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities.

     12. PROHIBITED CONDUCT. The Sub-Adviser may not consult with any other sub-adviser of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trust, including the Series, except that such consultations are permitted between the current and successor sub-advisers of the Series in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

     13. REPRESENTATIONS RESPECTING SUB-ADVISER. The Manager agrees that neither the Manager, nor affiliated persons of the Manager, shall give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Sub-Adviser or the Series other than the information or representations contained in the Registration Statement, prospectus, or statement of additional information for the Trust's shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in advance by the Sub-Adviser, except with the prior permission of the Sub-Adviser.

     14. CONTROL. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Trust shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and has reserved the right to reasonably direct in accordance with this agreement any action hereunder taken on its behalf by the Sub-Adviser.

     15. LIABILITY. The management services provided by the Sub-Adviser are wholly for the account and risk of the Trust. Other than in the cases where such damage arises out of willful misfeasance, bad faith, or negligence in the performance of duties on the part of the Sub-Adviser, or by reason of its reckless disregard of obligations and duties under this agreement, the Sub-Adviser is not responsible for any damage that the Series, the Trust, the Manager or any other party may suffer at any time, including damage resulting form reductions in value or losses and damage as a result of shortcomings of natural persons and legal entities that are not a party to this agreement, other than employees or agents of the Sub-Adviser.

     No party shall be liable for any losses caused by force majeure, riot, war or natural events due to other occurences for which the party can not be held responsible (e.g. administrative act of domestic or foreign high authorities).

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     16. INDEMNIFICATION.

     (a) The Manager agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Sub-Adviser (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's activities pursuant to this agreement, arising out of the Manager's responsibilities to the Trust which (1) may be based upon the Manager's negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering shares of the Trust or any Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust or to any affiliated person of the Manager by a Sub-Adviser Indemnified Person; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

     (b) Notwithstanding Section 15 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager, and any controlling person of the Manager (all of such persons being referred to as "Manager Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Manager Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser of the Series which (1) may be based upon the Sub-Adviser's negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the shares of the Trust or any Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such a statement or omission was made in reliance upon information furnished to the Sub-Adviser or any affiliated person of the Sub-Adviser by the Manager Indemnified Persons; provided, however, that in no case shall the indemnity in favor of a Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of

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willful misfeasance, bad faith, negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     (c) The Manager shall not be liable under Paragraph (a) of this Section 16 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability which it may have to the Sub-Adviser Indemnified Person against whom such action is brought except to the extent the Manager is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Sub-Adviser Indemnified Person, the Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Sub-Adviser Indemnified Person. If the Manager assumes the defense of any such action and the selection of counsel by the Manager to represent the Manager and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Manager will, at its own expense, assume the defense with counsel to the Manager and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be satisfactory to the Manager and to the Sub-Adviser Indemnified Person. The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Manager shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Manager shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

     (d)  The Sub-Adviser shall not be liable under Paragraph (b) of this
Section 16 with respect to any claim made against a Manager Indemnified Person unless such Manager Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Manager Indemnified Person (or after such Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Manager Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Manager Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Manager Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Manager Indemnified Person. If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Manager Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Manager

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Indemnified Person, adequately represent the interests of the Manager
Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Manager Indemnified Person, which counsel shall be satisfactory to the Sub-Adviser and to the Manager Indemnified Person. The Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Manager Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Manager Indemnified Person.

     17. DURATION AND TERMINATION.

     (a) This Agreement shall become effective on the date first indicated above, subject to the condition that the Trust's Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager or the Sub-Adviser, and the shareholders of each Series, shall have approved this Agreement. This Agreement shall remain in full force and effect until NOVEMBER 30, 2006 subject to termination pursuant to this agreement or termination otherwise by law, and continue on an annual basis thereafter with respect to each Series covered by this Agreement; provided that such annual continuance is specifically approved each year by (a) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Series, and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series, or (b) that this agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise.

     Notwithstanding the foregoing, this Agreement may be terminated with respect to any Series covered by this Agreement: (a) by the Manager at any time, upon sixty (60) days' written notice to the Sub-Adviser and the Trust, (b) at any time without payment of any penalty by the Trust, by the Trust's Trustees or a majority of the outstanding voting securities of each Series, upon sixty (60) days' written notice to the Manager and the Sub-Adviser, or (c) by the Sub-Adviser at any time without payment of any penalty upon three (3) months' written notice unless the Trust or the Manager requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Trust or Manager not to exceed three (3) additional months beyond the initial three-month notice period; provided, however, that the Sub-Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Manager and the Trust, in the event either the Sub-Adviser (acting in good faith) or the Manager ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Trust, or in the event the Manager or the Trust becomes bankrupt or otherwise incapable of carrying out its obligations under this Agreement, or in the event that the Sub-Adviser does not receive compensation for its services from the Manager or the Trust as required by the terms of this agreement.

     In the event of termination for any reason, all available records of each Series for which the Agreement is terminated shall be returned to the Manager or the Trust, free from any claim or retention of rights in such record by the Sub-Adviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 9, 10, 13, 14, 15 and 16 of this Agreement shall remain in effect, as well as any applicable provision of this Section numbered 17 and, to the extent that only amounts are owed to the Sub-Adviser as compensation for services rendered while the agreement was in effect, Section 6.

     (b)  NOTICES. Any notice must be in writing and shall be sufficiently given
(1) when delivered in person, (2) when dispatched by telegram or electronic facsimile transfer (confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (3) when sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Trust:

          ING Global Equity Dividend and Premium Opportunity Fund
          7337 East Doubletree Ranch Road
          Scottsdale, Arizona 85258
          Attention: Huey P. Falgout, Jr.

     If to the Manager:

          ING Investments, LLC
          7337 East Doubletree Ranch Road
          Scottsdale, Arizona 85258 USA
          Attention: Michael J. Roland

     If to the Sub-Adviser:

          ING Investment Management Advisors B.V.
          Prinses Beatrixlaan 15
          The Hague, The Netherlands
          Attention: Hanneke Ketellapper

     18. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved as required by applicable law.

     19. MISCELLANEOUS.

     (a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principle thereof. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

     (b) The Manager and the Sub-Adviser acknowledge that the Trust enjoys the rights of a third-party beneficiary under this Agreement, and the Manager acknowledges that the Sub-Adviser enjoys the rights of a third party beneficiary under the Management Agreement.

     (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

     (e) Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Manager, or constituting the Manager as an agent or co-partner of the Sub-Adviser.

     (f)  This agreement may be executed in counterparts.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                                        ING INVESTMENTS, LLC


                                        By:/s/ Michael J. Roland
                                           ---------------------
                                           Michael J. Roland
                                           Executive Vice President


                                        ING Investment Management Advisors B.V.


                                        By:/s/ Martin Nijkamp
                                           -------------------------
                                           Martin Nijkamp
                                           Managing Director

                                   SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                     ING INVESTMENT MANAGEMENT ADVISORS B.V.

SERIES                                                                     ANNUAL SUB-ADVISER FEE
------                                                                     ----------------------
                                                                (as a percentage of average daily net assets)
ING Global Equity Dividend and Premium
Opportunity Fund                                                                      0.69%

                                   SCHEDULE B

             ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND
                           PORTFOLIO MANAGER CHECKLIST                                  NON-DIVERSIFIED
                               FOR THE MONTH ENDED                                      CLOSED-END FUND
                                                                                             FUND

            FOR ALL QUANTIFIABLE QUESTIONS, DOCUMENTATION IS REQUIRED AND NEEDS TO BE AVAILABLE UPON REQUEST.

            PLEASE RETURN THIS COMPLETED FORM TO MICHAEL MALAEKEH IN FUND COMPLIANCE BY

            DATE COMPLETED CHECKLIST RECEIVED BY FUND COMPLIANCE _____________

COMPLIANCE
CHECKLIST
ITEM:                                                                                 YES/NO/NA          COMMENTS
----------------------------------------------------------------------------------------------------------------------
        A.  INVESTMENT OBJECTIVE

      A.1. Were the Fund's investments made primarily for providing high level of income with long-term growth of capital appreciation as secondary investment objective?

      A.2. Did the Sub-Adviser utilize investment strategies as outlined in the Fund's Prospectus and N-2 Form ?

        B.  INVESTMENT STRATEGY

      B.1. Did the Fund invest at least 80% of its managed assets in a portfolio of common stocks of dividend paying companies located throughout the world, including the U.S. (Global common stocks)?

      B.2. Confirm: No more than 20% of the Fund's managed assets were invested in companies located in countries with emerging security markets.
            [Prospectus]

      B.3. Confirm: The Sub-Adviser has constructed a portfolio with a dividend yield that exceeds the dividend yield of the Morgan Stanley Capital
            International World Equity Index ("MSCI World Index") [prospectus]

      B.4. Confirm: The Sub-Adviser has emphasized an investment strategy with a blend of mid capitalization ("mid-cap") and large capitalization
            ("large-cap") stocks and may emphasize mid-caps or large-caps from time to time. [prospectus] Note: The Fund may also invest in small capitalization companies.

      B.5. Confirm: Under normal market conditions, when selecting companies, the Sub-Adviser constructs a portfolio utilizing quantitative screening process with the following criteria: 1) an attractive dividend yield and the stability and growth of dividends; 2) market capitalization of greater than $1 billion; 3) history of growth of the dividend over several years; 4) annual earnings growth over several years and 5) expected liquidity. [prospectus]. NOTE: THE
            SUB-ADVISOR MAY FROM TIME TO TIME SELECT COMMON STOCKS THAT DO NOT
            MEET ALL OF THESE CRITERIA.

      B.6. Confirm: After the evaluation process as described in B.5. is completed, the portfolio will comprise of approximately 65 to 90 common stocks [prospectus]

      B.7. Main Investment Strategy: Confirm: The Sub-Adviser under normal market condition, write (sell) covered call options on the common stocks held by the Fund [prospectus]

      B.8. Main Investment Strategy: Confirm: The Sub-Adviser may also as part of its option strategy, purchase put options on the MSCI world
            Index, the S&P 500 Index, The Financial Times Stock Exchange Index
            ("FTSE"), The Nikkei All Stock Index ("NIKKEI"), The Dow Jones Euro
            Stoxx 50 (price) Index ("EUROSTOXX50") or any other broad-based global, regional or local securities indices for large, mid or small capitalization equities. [prospectus]

      B.9. Confirm: The Fund will purchase put options with up to 40% of the premium received by the fund from the sale of covered call options.
            [prospectus]

     B.10. Confirm: The Fund will generally invest in "out-of-the-money" put options that expire in between 20 to 125 trading days. [prospectus]

     B.11. Confirm: The Fund will primarily write covered call options on approximately 60%-100% of the Fund's common stocks. [prospectus]

     B.12. Confirm: The covered call options on the Fund's common stocks are expected to mature typically ten days to three months until expiration. [prospectus, N-2 Form]

        C.  BASIC POLICIES

      C.1.  Did the Fund purchase any securities of issuers in a                                    List all issuers
            "securities-related business" or issuers that derived more than 15%                     deriving more
            of gross revenues from a "securities-related business" other than                       than 15% of
            when the following 3 requirements were met: (1) the Fund owns less                      gross revenues
            than 5% of the outstanding securities of that class of the issuer's                     from "securities-
            equity securities; (2) the Fund owns less than 10% of the                               related
            outstanding principal amount of the issuer's debt securities; and                       businesses":
            (3) the Fund invested less than 5% of its total assets in securities of the issuer? "Securities-related business" means a broker-dealer, underwriter, or registered investment adviser.

      C.2.  Has the Fund invested in any investment companies including exchange                    List:
            traded funds or certain trusts or limited partnerships (Private
            Funds)? If yes, please list the investment companies, ETF's or private Funds.

      C.3.  Did the Fund acquire more than 3% of the outstanding voting shares                      List of
            of another investment company? If so, list all such investment                          investment
            companies under "Comments."                                                             companies in
                                                                                                    which Fund
                                                                                                    holds more than
                                                                                                    3% of
                                                                                                    outstanding
                                                                                                    voting shares:

        D.  TRANSACTIONS WITH AFFILIATES

      D.1. Has the Fund complied with ING's rules for transactions with affiliates?

        E.  PROHIBITED TRANSACTIONS

      E.1.  Did the Fund issue any senior securities? [Form N-2]

      E.2. Did the Fund invest in real estate unless acquired as a result of ownership of securities? [Form N-2]

      E.3. Did the Fund invest in companies for the purpose of exercising control or management? [Form N-2]

      E.4. Did the Fund purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments?
            [Form N-2]

      E.5.  Did the Fund underwrite securities of other issuers? [Form N-2]

      E.6. Did the Fund make loans to other persons? [Form N-2]. The Fund may lend its portfolio securities up to 33 1/3% of its total assets

      E.7. Did the Fund purchase more than 10% of the outstanding voting securities of an issuer? [source: prospectus]

      E.8. Did the Fund enter into transactions for the purpose of arbitrage, or invest in commodities and commodities contracts [Form N-2]

      E.9. Did the Fund purchase or write options on securities, for non-hedging purposes? [Form N-2]

     E.10. Did the Fund invest in writing naked call option or purchase call options? [N-2 Form]

     E.11. Did the Fund invest in short sells other than short sells "against the box"? [N-2 Form]

     E.12. Did the Fund purchase securities on margin, except for the deposit or payment of initial or variation margin in connection with futures contracts? [Form N-2]

        F.  ALLOWED INVESTMENT TRANSACTIONS AND TECHNIQUES

            Did the Fund engage in the following investment transactions:

      F.1.  Forward commitments and When-issued securities?

      F.2. Write covered call straddles consisting of a combination of call and put written on the same underlying security? [Form N-2]

      F.3. Invest in Swap transactions including currency exchange rate swap, credit swap and into options on swap agreement ("swap options")?
            [Form N-2]

      F.4.  Invest in futures contracts or options on futures? [Form N-2]

      F.5.  Invest in warrants? [Form N-2]

      F.6.  Short sale "against the box"? [Form N-2]

      F.7.  Invest in Preferred Securities? [Form N-2]                                              List securities:

      F.8.  Invest in Passive Foreign Investment Companies ("PFICs")? [Form N-2]

      F.9. Invest in Convertible Securities? The Fund may invest up to 20% of its managed assets in convertible securities.

     F.10.  Invest in Equity-Linked Securities [Form N-2]

     F.11.  Invest in securities of companies with limited operating histories
            (Less than three years of operations)? [Form N-2]

     F.12. As a temporary and defensive strategy invest in investment grade debt securities, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities? [Form N-2]

     F.13.  Did the Fund borrow for leveraging purposes? [Form N-2]

     F.14. As a temporary investment strategy invest in cash equivalents or highly liquid, short term securities such as commercial paper, time deposits, CD's, short-term notes and short-term U.S. government obligations? [Form N-2]

        G.  SUB-ADVISOR COMPLIANCE RULE 31a-1(b)(9)

      G.1.  Did the sub-advisor comply with Rule 31a-1(b)(9) of the 1940 Act?
            [Source: Portfolio Manager Checklist]

            The 1940 Act states, "every registered investment company shall keep a record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to:

            (i) sales of shares of the investment company by brokers or dealers,
            (ii) the supplying of services or benefits by brokers or dealers to the investment company, its investment adviser or principal underwriter, or any persons affiliated therewith, and (iii) any other considerations other than the technical qualifications of the brokers and dealers as such. The record shall show the nature of the services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation. The record shall also include the identities of the persons responsible for the determinations of such allocation and such division of brokerage commissions or other compensation."

SIGNATURES:

FOR ALL QUANTIFIABLE QUESTIONS, DOCUMENTATION IS REQUIRED AND NEEDS TO BE AVAILABLE UPON REQUEST.

Please certify that this information is complete and correct by signing below:
___________________________________(Portfolio Manager)
___________________________________(Print Name of Portfolio Manager)
___________________________________(Date)

                                   SCHEDULE C

                            FUND COMMENTARY - Q_ 200_

FUND NAME:
PORTFOLIO MANAGER:
CATEGORY:
BENCHMARK:

     1.   FUND PERFORMANCE AGAINST THE BENCHMARK AND PEERS

     2.   IMPACT OF KEY PORTFOLIO HOLDINGS AND SECTOR CONCENTRATION

     3.   CURRENT STRATEGY AND OUTLOOK

                                       16